Exhibit 4.1       Advisory and Consulting Agreement


                                    Number of Shares/Options
                                    ------------------------

         4.1(a)                            1,400,000

         4.1(b)                            1,400,000

         4.1(c)                            1,900,000

         4.1(d)                              400,000

         4.1(e)                              250,000

Exhibit 4.1(a)

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of January 10, 1999, by and between Howard Schraub, 8638 Rueffe Monte Carlo, La Jolla CA 92037 ("Consultant") and Diamond Entertainment Corporation with offices at 16200 Carmenita Road, Cerritos, CA 90703 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is engaged in the business of marketing and selling a variety of videocassette titles and wishes to expand its business by acquiring other companies; and

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  ------------

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  -----

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on December 31, 1999, unless earlier terminated in accordance with paragraph 8 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  ---------

         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.
                  ----------------------

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

                  COMPENSATION.
                  -------------

         The Company will immediately grant Consultant the option to purchase 1,400,000 shares of the Company's Common Stock with an exercise price at $.05 per share, which option shall expire on December 31, 2000 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding warrant which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  -----------------------------------

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  --------------

         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT: The Options under this Agreement are assignable at the discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

DIAMOND ENTERTAINMENT CORPORATION                          CONSULTANT


/s/ James Lu                                         /s/ Howard Schraub
-----------------------------                        ---------------------------
James Lu                                             Howard Schraub
President

Exhibit 4.1(b)


                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of January 10, 1999, by and between George Furla, 2317 Mount Olympus Dr., Los Angeles, CA 94402 ("Consultant") Diamond Entertainment Corporation with offices at 16200 Carmenita Road, Cerritos, CA 90703, (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is engaged in the business of marketing and selling a variety of videocassette titles and wishes to expand its business by acquiring other companies; and

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  ------------

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  -----

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on December 31, 1999, unless earlier terminated in accordance with paragraph 8 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  ---------

         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.
                  ----------------------

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.
                  -------------

         The Company will immediately grant Consultant the option to purchase 1,400,000 shares of the Company's Common Stock with an exercise price of $.05 per share, which option shall expire on December 31, 2000 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding warrant which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  -----------------------------------

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  --------------

         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT: The Options under this Agreement are assignable at the discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

DIAMOND ENTERTAINMENT CORPORATION                    CONSULTANT



/s/ James Lu                                       /s/ George Furla
---------------------------                        ----------------------------
James Lu                                           George Furla
President

Exhibit 4.1(c)



                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of January 10, 1999, by and between Peter Benz, 543 Virginia Street, San Mateo, CA 94402 ("Consultant") Diamond Entertainment Corporation with offices at 16200 Carmenita Road, Cerritos, CA 90703, (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is engaged in the business of marketing and selling a variety of videocassette titles and wishes to expand its business by acquiring other companies; and

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  ------------

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  -----

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on December 31, 1999, unless earlier terminated in accordance with paragraph 8 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  ---------

         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.
                  ----------------------

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.


         5.       COMPENSATION.
                  -------------

         The Company will immediately grant Consultant the option to purchase 1900,000 shares of the Company's Common Stock with an exercise price of $.05 per share, which option shall expire on December 31, 2000 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding warrant which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  -----------------------------------

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  --------------

         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT: The Options under this Agreement are assignable at the discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

DIAMOND ENTERTAINMENT CORPORATION                    CONSULTANT



 /s/ James Lu                                      /s/ Peter Benz
----------------------------                       -----------------------------
Lames Lu                                           Peter Benz
President

Exhibit 4.1(d)



                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of August 21, 1997, by and between Al Davis ("Consultant") and Diamond Entertainment Corporation, a New Jersey corporation, with offices at 16200 Carmenita Road, Cerritos, CA 90703, (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is engaged in the business of marketing and selling a variety of videocassette titles and wishes to expand its business by acquiring other companies; and

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  ------------

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  -----

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on August 22, 1999, unless earlier terminated in accordance with paragraph 8 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  ---------

         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.
                  ----------------------

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.
                  -------------

         The Company will immediately grant Consultant the option to purchase 400,000 shares of the Company's Common Stock with an exercise price of $.10 per share, which option shall expire on August 22, 1999 at 5:00 P.M. P.S.T. The number of shares herein are subject to the anti-dilution provisions of the corresponding warrant which is being issued in conjunction with this Agreement. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  -----------------------------------

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  --------------

         TERMINATION: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

         MODIFICATION: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         NOTICES: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         WAIVER: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

         ASSIGNMENT: The Options under this Agreement are assignable at the discretion of the Consultant.

         SEVERABILITY: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         DISAGREEMENTS: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

DIAMOND ENTERTAINMENT CORPORATION                    CONSULTANT



 /s/ James Lu                                      /s/ Al Davis
-----------------------------                      -----------------------------
Lames Lu                                           Al Davis
President

Exhibit 4.1(e)

        INTERNET MEDIA CONSULTING AND PUBLIC RELATIONS SERVICES AGREEMENT

         THIS INTERNET MEDIA CONSULTING AND PUBLIC RELATIONS SERVICES AGREEMENT (the "Agreement") is made and entered into as of this 11h day of February 1999, by and between The "Consultant", MARKETEX, 204 1/2 Hale Street, Kilgore, TX 75662, (903) 984-7660 and the "Company", Diamond Entertainment, 16200 Carmenita Road, Cerritos, CA, 90703, 562-921-3999


             *** This agreement transcends all other Agreements ***
--------------------------------------------------------------------------------



                                   WITNESSETH:

         WHEREAS, Consultant is in the business of providing media consulting relation services (the "Services") to certain publicly traded companies; and the Company is a publicly-held company and files periodic reports to the requirements of the Security Exchange Act of 1934, with its common stock trading on the NASDAQ Over The Counter Bulletin Board Market under the symbol of DMEC and; the Company desires to retain Consultant to provide the Services to the Company upon the terms and conditions set forth here in below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ENGAGEMENT; SERVICES

The Company hereby agrees to retain Consultant as an "Independent Contractor" to provide public relation services upon the terms and conditions set forth herein. Consultant agrees to profile Company on Consultant's Internet Web Site http://www.marketex.net. Some of the services are Communications Strategy Development, Brand/Company Positioning, Crisis/Issue Management, Investor Relations, and Strategic Event Planning.

The Company represents and warrants to Consultant that the Company will cooperate fully and timely with Consultant to perform its obligations; the Company's Board of Directors has duly authorized the execution and performance of this Agreement; the Company's performance of this Agreement will not violate any applicable count decree, law or regulation, nor will it violate any provisions of the organized documents of the Company or any contractual obligation by which the Company may be bound; the Company will pay the expenses of the Consultant to travel to survey the Company's business at least once bi-monthly. The Company will provide all necessary documents to support and verify any information provided to the Consultant.

Also in the course of providing media consulting services to the Company, Consultant will explore various strategic options for review and consideration by the Company. Such options may include: Public Relations Agreement introductions to potential investors, market makers, to broker/dealer firms, to other entities that may have common goals and objectives.

The Consultant and Company further agrees to Consultant shall not author any news releases on behalf of the Company; Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company, in any manner.

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

Page Two
Public Relations Agreement

NON-EXCLUSIVITY

This Agreement will be non-exclusive in nature. In the course of Consultant's business, Consultant may, at its discretion, elect to retain various individuals or firms to assist with the media consulting relation services subject to the Company's prior approval. Any election to do such and any compensation agreed to, at the sole discretion of the Consultant, shall be assumed by the Consultant. The Company may utilize any other media consulting relation service company in conjunction with or in place of Consultant. Moreover, Consultant may provide media consulting relation services to any other person or entity.

TERM

This Agreement will commence on the date (the "Effective Date") of the issuance of the Stock Payment Shares (as hereinafter defined) and will continue in full force and effect for a term of twelve (12) months from the date thereof (the "Term"). Consultant agrees to perform the Services during the Term and will utilize all efforts to create awareness programs that will inform investors of the Company and its operations during this time.

INDEMNIFICATION.

Company agrees to indemnify and hold harmless Consultant and all its officers, directors, employees and representatives and any other affiliated parties from any claims, damages, costs, actions, or otherwise arising in connection with the providing of Services by Consultant hereunder as: a result of any action by the Company, its principals, agents, employees, officers, directors, consultants, or any other affiliated parties. accuracy of contents and stated facts in any capacity the Company provides the Consultant in news releases and any other materials to profile the Company on the Consultant's Internet Web Site. and agrees to forever indemnify and defend Consultant from any past, present, or future liabilities as a result of the Company's actions.

COMPENSATION.

During the Term, for all Services provided by Consultant hereunder, the Company agrees to pay the Consultant Company monthly cash fee of $3,000.00 for Services rendered pursuant to this agreement to be paid on the first business day of each month. Also issue two hundred and fifty thousand (250,000) stock options for free trading common shares at $0.05 per share for an aggregate of $12,500.00 exerciseable within the next two years. Company agrees to hereby irrevocably constitute and appoint the Company SEC attorney as attorney-in-fact to transfer all ownership rights and interests in connection with said options and underlying stock to comply within all laws, rules and regulations of the Securities and Exchange Codes regarding the issuance of any and all options or shares. The Stock Options shall be issued in the name of Gary Swancey. The Company understands that Consultant will commence providing Services hereunder awaiting Stock Option filing if the monthly fees are issued to Consultant which is in "good delivery". The Company further agrees to defend Consultant should any action relating to the 250,000 Stock Option be brought against the Consultant. The Company shall not seek return of the Stock Option / Shares or cash or compensation of any kind performed under this agreement. The Stock Option is solely for Consultant's own account for investment purposes. The Consultant reserves the right to sell any or part of the Stock Option as the Consultant's financial situation dictates.


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

Page Three
Public Relations Agreement


BEST EFFORTS.

Consultant represents to the Company that Consultant agrees to use its best efforts to provide the Services during the Term of this Agreement, makes no promises other than as contained within this Agreement, makes no representations or promises relating to the performance of the common stock or other equity securities of the Company whatsoever, to represent the Company with the highest degree of integrity at all times on the information provided by the Company, under no condition or circumstance issue a buy or sell recommendations, make any type financial projections on the Company or its stock price, not to resell the Stock Payment Shares without being in compliance with the Securities Act and any applicable state securities laws.

GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of laws of such state.


EXPENSES.

The Company will reimburse Consultant for any expenses incurred at the request of the Company and approved in advance and in writing by an officer of the Company. If the Company or Consultant requests travel of the Consultant and or Consultant's employees, the Company agrees to pay all travel related expenses and to compensate on a per diem basis an amount equal to $200.00 per day for hotel expenses. All per diem amounts are to be paid prior to the commencement of travel. Except as set forth here-in-above, the Company will be responsible for any and all general office expenses associated with the performance of the Services hereunder including all press releases cost, telephone, etc., and other expenses with the Company's pre-approval, shall be paid by the Company.


ENTIRE AGREEMENT; AMENDMENTS.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the parties hereto. The parties whose signatures appear below state through their signatures that they have the authority on behalf of the Company to execute this Agreement.


SEVERABILITY.

In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction.


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

Page Four
Public Relations Agreement


CONFIDENTIALITY.

In performing Services hereunder, Consultant agrees to comply with all applicable laws and regulations. Consultant agrees, and each person or entity to whom it delegates the responsibility for providing Services hereunder pursuant to Section 2 shall agree, to maintain the confidentiality of all information furnished by the Company to the Consultant and not approved for public release.

ASSIGNABILITY.

Either party hereto without the prior written consent of the other party may not assign this Agreement.


WAIVER AND FURTHER AGREEMENT.

Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.


HEADINGS OF NO EFFECT.

The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect he meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST:                             Marketex


                 By: /s Gary G. Swancey                       February 12, 1999
                    ----------------------------------------
                  Name:             Gary G. Swancey
                  Its:              CEO


ATTEST:                             Diamond Entertainment Inc.


                  By: /s/ James Lu                             February 12, 1999
                     ----------------------------------------
                  Name:             James Lu,
                  Its:              CEO / President




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